             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
              event reported): November 4, 2002



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898             41-0518860
------------------- ----------------------  -------------------
      (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)          Identification No.)



385 Washington St., St. Paul, MN             55102
--------------------------------          -----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     On November 4, 2002, The St. Paul Companies announced that it completed the transfer of its continuing reinsurance business and related assets, including renewal rights, to Platinum Underwriters Holdings, Ltd. ("Platinum"). As part of this transaction, The St. Paul also contributed $122 million of cash to Platinum and transferred approximately $350 million in assets related to transferred insurance reserves. In exchange, The St. Paul acquired six million common shares, representing a 14 percent ownership interest in Platinum and a ten-year option to buy up to six million additional common shares at an exercise price of $27 per share, which represents 120 percent of the initial public offering price. The St. Paul will retain reinsurance liabilities primarily related to contracts issued prior to January 1, 2002.

     The St. Paul expects the transaction to result in an estimated pretax gain of between $18 million and $20 million and an estimated after-tax loss of between $40 million and $60 million, as the company continues to evaluate the recoverability of deferred tax assets associated with the reinsurance liabilities retained by The St. Paul.

     Certain statements made by the company in this release may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: risks and uncertainties associated with the impact of the disposition of our continuing reinsurance business and related assets on our financial results, which will be affected by, among other things, uncertainties relating to the valuation of our options to purchase Platinum shares (including assumptions regarding the expected holding period, volatility of the shares, discount and loan rate and Platinum's dividend rate); uncertainties relating to estimates of third-party fees for the Platinum transaction; and factors affecting our determination of the recoverability of the referenced deferred tax asset. We undertake no obligation to release publicly the result of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By: Bruce A. Backberg
                                  -----------------
                                  Bruce A. Backberg
                                  Senior Vice President


Date: November 7, 2002